MODERN MOBILITY AIDS, INC. SIGNS DEFINITIVE
AGREEMENT TO ACQUIRE LUMIGENE TECHNOLOGIES

Acquisition To Expand Company’s Exposure Into Biotechnology Growth Sector

Toronto, ONT., August 10, 2011 (Business Wire) – Modern Mobility Aids, Inc. (OTCBB: MDRM) (the “Company”) is pleased to announce, the execution of   a Definitive Agreement to acquire all of the common stock of LumiGene Technologies, Inc. ("LumiGene").

LumiGene is a Canadian molecular diagnostics company developing point-of-care products which will enable healthcare professionals to quickly and effectively diagnose and treat infectious diseases.

Until most recently, DNA tests have been expensive because they are highly complex and typically performed by specially trained personnel in a laboratory setting. Days can pass from the time of sample collection to the actual test result.  LumiGene’s solution allows doctors and nurses to perform DNA testing, enabling them to obtain fast, accurate results at the point where the sample is collected.

Through the development and commercializing of its POSiChek™ System for the near sample/point-of-care DNA diagnostic markets, LumiGene expects to address the current needs that are in high demand by healthcare professionals worldwide.

 This easy-to-use portable system reliably and economically automates the process of preparing and amplifying DNA in order to detect diseases and pathogens in just 30 to 60 minutes. The LumiGene POSiChek™ System will have a wide range of potential market applications where rapid and cost effective testing is in high demand.

Mohamed K. Karatella, President and CEO for Modern Mobility Aids, stated, “We are extremely pleased to have signed this Definitive Agreement. LumiGene posesses key attributes that we look for in a company.” He also stated, “Lumigene expects to be the first to market with a greatly needed new technology that we expect will be in high demand.  We are confident that upon the completion of this acquisition, LumiGene will become an excellent addition to our corporation.”

About Modern Mobility Aids, Inc.

Modern Mobility Aids, Inc.  has recently revamped its corporate infrastructure and now plans to direct its focus and energies on the multibillion dollar pharmaceutical and biotechnology industries. Through the formation of their new business model, the Company expects to implement an aggressive campaign in order to seek out and research companies from early developmental stages to mezzanine levels in the research and development, manufacturing and distribution markets, within the pharmaceutical and biotechnology industry. The Company is confident that strategic acquisitions and first stage investments will play a pivotal role in the Company’s success in building a successful global entity.

The closing of this transaction is subject to various conditions including but not limited to the satisfactory completion of due diligence within 60 days. For more information pertaining to the specifics of the Definitive Agreement including the structure of the acquisition, please see the Company’s most recent Current  Report on Form 8-K  which was recently filed with the U.S. Securities and Exchange Commission.

Safe Harbor

This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) financing plans; (ii) potential acquisitions, (iii) trends affecting its financial condition or results of operations; (iv) growth strategy and operating strategy. The words "may," "would," "will," "expect, “intend”, "estimate," "can," "believe," "potential" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. More information about the potential factors that could affect the business and financial results is and will be included in the Company’s filings with the Securities and Exchange Commission.

Contact: Modern Mobility Aids, Inc.

Public Relations and Shareholder Information:

Joseph M. Vazquez III

754-204-4549

Email: investor@mdrmgroup.com